 Exhibit 99.1

Soluna CEO Michael Toporek Answers Investors’
Frequently Asked Questions

ALBANY, NY. (September 1, 2022) – (GLOBE NEWSWIRE) -- via NewMediaWire -- Soluna Holdings, Inc. (“SHI”, “Soluna” or the “Company”), (NASDAQ: SLNH), the parent company of Soluna Computing, Inc. (“SCI”), a developer of green data centers for cryptocurrency mining and other intensive computing, today posted on its website responses to certain Frequently Asked Questions (FAQ) by Soluna CEO Michael Toporek. The FAQ is part of the Company’s ongoing “Ask Me Anything” (AMA) series and highlights topics requested from current and potential investors. Toporek said, “Over the past two weeks we received questions we want to address for current and potential investors. In remaining consistent with one of our core values of being transparent, we want to publicly share our answers to those questions, as we’ve done in prior AMAs/FAQs. We are extremely grateful for the questions, and excited to continue on our shared journey of making renewable energy a superpower through the use of wasted energy to power our data centers.”

The FAQ can be found on Soluna’s website at https://www.solunacomputing.com/investors/updates/ama/.

Forward Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Any statements herein that are not statements of historical fact may be forward-looking statements. When we use the words “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “believe,” “intend,” “should,” “could,” “may,” “will,” and similar words or phrases, we are identifying forward-looking statements. Actual results could differ materially from those expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to those risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other risks and uncertainties that may be detailed from time to time in the Company’s reports and other documents filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements.

Contact Information

Sam Sova

VP, Marketing

Soluna

sam@soluna.io

414.699.3667

Investor Relations

Brian M. Prenoveau, CFA

MZ Group – MZ North America

SLNH@mzgroup.us

561.489.5315